EXHIBIT 99.1


FOR IMMEDIATE RELEASE


              NEW MOTION, INC. / MPLC, INC. REPORTS FULL YEAR 2006
                           AND FOURTH QUARTER RESULTS

  80% INCREASE IN FULL YEAR EPS ON 219% INCREASE IN NET SALES TO $18.7 MILLION
                    89% INCREASE IN FOURTH QUARTER NET SALES

IRVINE, CA, APRIL 2, 2007 -- New Motion Inc. (OTCBB: MNPC), a leading digital entertainment company providing a broad range of digital and mobile products and services to consumers, today announced financial results for the fourth quarter and full year ended December 31, 2006. MPLC, Inc. is the publicly traded parent of New Motion, Inc.

For the full year 2006, net sales increased 219% to $18,721,000, compared with net sales for 2005 of $5,867,000. This increase is the result of new billings through the Company's partners and an expansion in the popularity of its Music Trivia service, as well as a significantly larger billable customer base in 2006 when compared to 2005. The Company's gross profit margin for 2006 was 97% compared with 95% for the comparable period a year ago. The Company posted net income of $677,000, or $0.09 per share, in 2006. This compares with net income of $387,000, or $0.05 per share, in 2005.

"New Motion's significant top-line growth in 2006 is a result of our continued ability to efficiently acquire consumers across a range of interactive mobile services," said Burton Katz, chief executive officer.

Net sales in the fourth quarter increased 89% to $6,178,000, compared with net sales in the fourth quarter of 2005 of $3,277,000. The growth in net sales reflected the Company's larger billable customer base in the fourth quarter of 2006 compared to 2005. Operating expenses in the fourth quarter of 2006 increased 135% to $6,717,000, compared with $2,857,000 in the fourth quarter of the prior year. The increase in fourth quarter 2006 operating expenses, compared with 2005, was a result of higher selling and marketing expenses incurred with the objective of increasing the Company's subscriber base and also reflected costs incurred to improve the Company's customer service capabilities. As a result of the increase in operating expenses, the Company reported a net loss of $397,000, or $0.05 per share, in the fourth quarter of 2006, compared with a net income of $180,000, or $0.02 per share, in the fourth quarter of 2005.

Commenting on the fourth quarter, Katz stated, "We continue to capitalize on our market leading position in the rapidly evolving digital entertainment space by launching a range of new products, growing our subscriber base, and establishing a capital platform - via our recent reverse merger and subsequent financing - to be the leader in the US digital media entertainment market."

For further information related to the Company's operations and financial results for the fiscal year ended December 31, 2006, please refer to the Company's Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

OUTLOOK
"Building on our significant growth in 2006, this year we will concentrate our efforts on several key areas that we believe will increase shareholder value," said Mr. Katz. "These include continuing to publish a diversified portfolio of high-quality entertainment applications, strengthening and expanding our distribution channels, expanding our technology assets, and enhancing our
organizational   infrastructure  through  quality  employees  and  best-in-class operations. We believe that we are poised for significant growth and a successful 2007."

"In order to maintain our sales momentum and exploit our leading position in the emerging mobile entertainment market, we are investing in our people and customer service capabilities and making incremental improvements in our organizational infrastructure" said Allan Legator, chief financial officer. "The recent close in $20 million of gross equity financing strengthens our corporate standing and positions New Motion as a leading publicly traded mobile digital entertainment company," Legator concluded.

ABOUT NEW MOTION
MPLC, Inc. operates through its wholly owned subsidiary, New Motion, Inc. New Motion is a digital entertainment company providing a broad range of digital and mobile products and services to consumers. New Motion combines the power of the Internet, the latest in mobile technology, and traditional marketing / advertising methodologies in their brands: MobileSidewalk(TM), one of the largest U.S. based mobile entertainment companies; RingtoneChannel, a mobile storefront provider; Bid4Prizes, a low-bid mobile auction game; and GatorArcade, an online and mobile game site. Headed by a seasoned team of Internet, new media, entertainment and technology professionals, New Motion was founded in 2005 and is headquartered in Irvine, California with a branch office in Los Angeles. Wired Magazine recently declared New Motion's mobile content capabilities a "rival to those of their mainstream-media counterparts," Wireless Business Forecast named New Motion "a company to watch," and RCR Wireless News noted that New Motion is "gaining traction in the direct-to-consumer ring." For more information, please visit www.newmotioninc.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about MPLC and New Motion. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of MPLC's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which New Motion engaged; demand for the products and services that New Motion provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in MPLC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. MPLC assumes no obligation to update the information contained in this press release.

                               (Tables to Follow)


COMPANY CONTACT                             INVESTOR CONTACT
-------------------------------------       ------------------------------------
Allan Legator                               Dean Oakey
New Motion, Inc.                            (213) 253-2282
Chief Financial Officer and Secretary
(949) 777-3700
                                            MEDIA CONTACT
                                            Karen Strickholm
                                            (505) 988-4401
                                            StrickholmCompany@msn.com


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


                           MPLC, INC. AND SUBSIDIARIES
                          SELECTED BALANCE SHEETS ITEMS
                                 (in thousands)

                                                                    DECEMBER 31,
                                                                        2006
                                                                    ------------
Cash ............................................................   $        544
Accounts receivable, net ........................................   $      3,527
Total current assets ............................................   $      4,965
Total Assets ....................................................   $      5,494

Accounts payable and accrued expenses ...........................   $      3,707
Total liabilities ...............................................   $      4,271
Total stockholders' equity ......................................   $      1,223
Total Liability and Stockholders' Equity ........................   $      5,494


                           MPLC, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)

                                                          TWELVE MONTHS ENDED
                                                              DECEMBER 31,
                                                       -------------------------
                                                          2005           2006
                                                       ----------     ----------
Net Sales ........................................     $    5,867     $   18,721
Cost of Sales ....................................            267            597
                                                       ----------     ----------
Gross Profit .....................................          5,600         18,124
                                                       ----------     ----------

Expenses
   Selling and marketing .........................          3,618         11,971
   General and administrative ....................          1,289          4,679
                                                       ----------     ----------
                                                            4,907         16,650
                                                       ----------     ----------
Income from Operations ...........................            693          1,474
                                                       ----------     ----------

Other Expense (Income)
   Other expense, net ............................             27             75
   Interest expense ..............................              9             14
                                                       ----------     ----------
                                                               36             89
                                                       ----------     ----------
Income Before Provision for Income Taxes .........            657          1,385
Provision for Income Taxes .......................            270            708
                                                       ----------     ----------

Net Income .......................................     $      387     $      677
                                                       ==========     ==========

Net Income per Share (1):
Basic ............................................     $     0.05     $     0.09
                                                       ==========     ==========
Diluted ..........................................     $     0.05     $     0.09
                                                       ==========     ==========

Weighted Average Shares Outstanding (1):
Basic ............................................      7,263,688      7,263,688
                                                       ==========     ==========
Diluted ..........................................      7,263,688      7,263,688
                                                       ==========     ==========

(1) Reflects the retroactive conversion of Series C Convertible Preferred Stock issued in connection with the reverse acquisition and a 1-for-300 Reverse Split which the Company anticipates will become effective in the second quarter of 2007.


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


                           MPLC, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
               (in thousands, except share and per share amounts)

                                                         THREE MONTHS ENDED
                                                            DECEMBER 31,
                                                   ----------------------------
                                                       2005            2006
                                                   -----------      -----------
Net Sales ....................................     $     3,277      $     6,178
Cost of Sales ................................              91              256
                                                   -----------      -----------
Gross Profit .................................           3,186            5,922
                                                   -----------      -----------

Expenses
   Selling and marketing .....................           2,187            5,072
   General and administrative ................             670            1,645
                                                   -----------      -----------
                                                         2,857            6,717
                                                   -----------      -----------
Income from Operations .......................             329             (795)
                                                   -----------      -----------

Other Expense (Income)
   Other expense, net ........................              17             (139)
   Interest expense ..........................               5             --
                                                   -----------      -----------
                                                            22             (139)
                                                   -----------      -----------
Income Before Provision for Income Taxes .....             307             (656)
Provision for Income Taxes ...................             127             (259)
                                                   -----------      -----------

Net Income ...................................     $       180      $      (397)
                                                   ===========      ===========

Net Income per Share(1):
Basic ........................................     $      0.02      $     (0.05)
                                                   ===========      ===========
Diluted ......................................     $      0.02      $     (0.05)
                                                   ===========      ===========

Weighted Average Shares Outstanding(1):
Basic ........................................       7,263,688        7,263,688
                                                   ===========      ===========
Diluted ......................................       7,263,688        7,263,688
                                                   ===========      ===========

(1) Reflects the retroactive conversion of Series C Convertible Preferred Stock issued in connection with the reverse acquisition and a 1-for-300 Reverse Split which the Company anticipates will become effective in the second quarter of 2007.


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